Exhidbit 99.1
Veraz Networks, Inc. Announces Restructuring Initiatives to Return to Profitability
SAN JOSE, Calif., July 31, 2008 — Veraz Networks, Inc. (NASDAQ: VRAZ), the leading provider of Multimedia Generation Network application, control, and bandwidth optimization products, today announced a series of initiatives designed to return Veraz to profitability, including reducing headcount and streamlining operations.
Effective today, Veraz reduced its workforce by approximately 160 employees and contractors and consolidated certain operations across all organizations, bringing worldwide headcount to approximately 300. These initiatives, which will significantly lower Veraz’s break-even point, will result in a third quarter pre-tax restructuring charge, excluding stock-based compensation, of approximately $1.2 million to $1.5 million consisting primarily of severance costs, equipment write-downs and facilities consolidation.
“While these workforce reductions are difficult for all involved, today’s actions are necessary in light of the challenging business environment, and enable us to maintain the financial strength of our business for the benefit of our customers, our employees and our shareholders,” said Doug Sabella, president and CEO, Veraz Networks. “We believe that these restructuring initiatives will allow us to return to profitability while taking advantage of growth opportunities, and continuing to deliver product releases on schedule and providing superior support and service to our customers.”
Further detail on these initiatives will be provided in Veraz Networks’ second quarter earnings release and related conference call, for the quarter ended June 30, 2008. Veraz will host a conference call and live webcast on Wednesday, August 6, 2008 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).
About Veraz Networks
Veraz Networks, Inc. (NASDAQ: VRAZ), is a leading provider of application, control, and network optimization products that enable the evolution to the Multimedia Generation Network (MGN). Service providers worldwide use the Veraz MGN portfolio to extend their current application suite and rapidly add customized multimedia services to drive revenue and retain customers. The Veraz MGN separates the control, media, and application layers while unifying management of the network, thereby increasing service provider operating efficiency. Wireline and wireless service providers in over 50 countries have deployed products from the Veraz MGN portfolio, which includes the ControlSwitch™, Network-adaptive Border Controller, I-Gate 4000 Media Gateways, the VerazView Management System, and a set of prepackaged applications. Please visit www.veraznetworks.com.
Forward Looking Statements
This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or
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implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to the efficiencies realized from operational streamlining and other cost reduction measures and Veraz’s ability to return to profitability and the timing of that return, and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Veraz’s business is set forth in our Registration Statement on Form S-1 filed with the SEC, including the “Risk Factors” section in our final Prospectus dated April 5, 2007 and Veraz’s Annual Report on Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended March 31, 2008 as filed with the SEC. These filings are available on a website maintained by the SEC at http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
A copy of this press release can be found on the investor relations page of Veraz’s website at www.veraznetworks.com.
Veraz Networks, Veraz, and ControlSwitch are registered trademarks of Veraz Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.
VRAZ-IR
Investor Relations Contact:
The Blueshirt Group
Cynthia Hiponia
415-217-4966
cynthia@blueshirtgroup.com
Press Contact:
Veraz Networks, Inc.
Dawn Hogh
408-750-9533
dhogh@veraznet.com
Vantage Communications
Ilene Adler
415-984-1970 ext 102
iadler@pr-vantage.com
Source: Veraz Networks, Inc.
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